UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2015

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China Fruits Corporation

(Exact Name of Registrant as Specified in Charter)

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Nevada

(State or Other Jurisdiction of Incorporation)

0-22373

(Commission File Number)

90-0315096

(I.R.S. Employer Identification No.)

Bldg. 3 Sec. 7, 188 Nan Si Huan Xi Rd.

Fengtai Dist. Beijing, P. R. China

(Address of Principal Executive Offices) (Zip Code)

+86 (10) 6792-8610

(Registrant's Telephone Number, Including Area Code)

__________________________

Copies to:

Greentree Financial Group, Inc.

7951 SW 6th Street, Suite 216

Plantation, FL 33324

(954) 424-2345 Tel

(954) 424-2230 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Company”), in connection with the items set forth below.

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During the review process conducted by WWC, P.C., the Company’s independent registered public accounting firm identified the errors in revenues cutoff date during the year ended December 31, 2014 and advised the Company to restate its consolidated financial statement for the year ended December 31, 20114.

On May 15, 2015, the Company concluded that the consolidated balance sheet, and related consolidated statement of operations and comprehensive income/(loss), stockholders’ equity and statements of cash flows included in Form 10-K Annual Report, dated April 14, 2015 required restatement as a result of non-reliance of audited financial statements as of and for the year ended December 31, 2014.

At the time the Company issued the original financial statements subject to these restatements, the Company believed that it was relying on generally accepted accounting principles ("GAAP") and properly applying such principles. It remains the case that the Company relied upon the correct accounting principles in the accounting in those statements. However, the Company identified errors in the interpretation of the accounting principles for revenue recognition, which caused a timing issue in recording its revenue and the related costs during the fourth quarter of 2014. While the total aggregate revenue and costs remain the same, certain revenues, costs, and the related assets and liabilities should be reallocated between the periods ended December 31, 2014 and March 31, 2015.

Following its internal review, the Company has determined that these errors are resulted from material weaknesses in internal controls over financial reporting. In particular, the Company concluded that there was a misinterpretation of relevant accounting guidance. Also, the Company is inefficient in gathering sufficient accounting evidence on a timely basis, which is necessary in tracing the delivery of products, and providing such information to the independent accountant.

The following tables show the previously report amounts, the required adjustment and the currently restated amounts related to the Company’s financial position and results of operations at December 31, 2014 (as restated), and for the year then ended.

	December 31, 2014
Financial Position	As Previously Reported	Adjustment	As Currently Reported (Restated)
Current assets	$24,978,363	$28,541,216	$53,519,579
Non-current assets	4,249,839	—	4,249,839
Total assets	$29,228,202	$28,541,216	$57,769,418

Current liabilities	$24,855,190	$27,215,204	$52,070,394
Non-current liabilities	342,103	—	342,103
Total liabilities	25,197,293	27,215,204	52,412,497

Stockholders’ equity	4,030,909	1,326,012	5,356,921
Total liabilities and stockholders’ equity	$29,228,202	$28,541,216	$57,769,418

	For the year ended December 31, 2014
	As Previously Reported	Adjustment	As Currently Reported (Restated)
Revenues
Sales	$32,635,446	$28,544,159	$61,179,605
Cost of Sales	(26,845,474)	(26,290,985)	(53,136,459)
Gross Profit	5,789,972	2,253,174	8,043,146

Total Operating Expenses	3,875,315	344,419	4,219,734

Operating Income (Loss)	1,914,657	1,908,755	3,823,412

Total Other Income (Loss) & Expense, net	81,094	—	81,094

Earnings before Tax	1,995,751	1,908,755	3,904,506

Income Tax/Deferred Tax Benefit	(443,728)	(583,758)	(1,027,486)

Net Income	$1,552,023	$1,324,997	$2,877,020

Other Comprehensive Income	(15,314)	1,014	(14,300)
Foreign currency translation gain
Comprehensive Income	$1,536,709	$1,326,011	$2,862,720

Basic Earnings (Loss) Per Share	$0.78	$0.66	$1.44
Diluted Earnings (Loss) Per Share	0.69	0.60	1.29

Weighted average number of common shares outstanding:
-Basic	1,998,049	—	1,998,049
-Fully diluted	2,235,136	—	2,235,136

These corrections will be made to applicable prior period financial information in future filings with the SEC including this filing.

The Board of Directors and management of the Company have discussed the matters disclosed herein with the Company's independent registered public accounting firm, WWC, P.C. The auditor has advised and concurred with the Company’s restatement. The Company has filed an amendment to the annual report on Form 10-K/A will include the restated financial statements for the year ended December 31, 2014.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1 Letter dated May 20, 2015 from WWC, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Fruits Corporation

DATED: May 20, 2015	By:	/s/ Chen, Quan Long
Chen, Quan Long President